Exhibit 24.1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Basel, Switzerland, on December 23 , 2010.

Novartis AG

By:	/s/ Joseph Jimenez

Name:	Joseph Jimenez
Title:	Chief Executive Officer

By:	/s/ Jonathan Symonds

Name:	Jonathan Symonds
Title:	Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Jonathan Symonds, Thomas Werlen, Felix Senn, Andreas Bohrer, Marvelle Sullivan, Stefan Sulzer, Daniel Weiss and Peter Kerrane, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective amendments and post-effective amendments) and supplements to this Registration Statement on Form F-4 (and any and all additional registration statements, including registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Jimenez	Chief Executive Officer (principal executive officer)	December 23, 2010
Joseph Jimenez

/s/ Jonathan Symonds	Chief Financial Officer (principal financial and accounting officer)	December 23, 2010
Jonathan Symonds

/s/ Dr. Daniel Vasella	Chairman of the Board of Directors	December 23, 2010
Dr. Daniel Vasella

/s/ Dr. Ulrich Lehner	Vice Chairman of the Board of Directors	December 23, 2010
Dr. Ulrich Lehner

/s/ Hans-Jörg Rudloff	Vice Chairman of the Board of Directors	December 23, 2010
Hans-Jörg Rudloff

Signature	Title	Date

/s/ Dr. William Brody	Director	December 23, 2010
Dr. William Brody

/s/ Srikant Datar, Ph.D.	Director	December 23, 2010
Srikant Datar, Ph.D.

/s/ Ann Fudge	Director	December 23, 2010
Ann Fudge

/s/ Alexandre F. Jetzer	Director	December 23, 2010
Alexandre F. Jetzer

/s/ Pierre Landolt	Director	December 23, 2010
Pierre Landolt

/s/ Dr. Andreas von Planta	Director	December 23, 2010
Dr. Andreas von Planta

/s/ Dr. Ing. Wendelin Wiedeking	Director	December 23, 2010
Dr. Ing. Wendelin Wiedeking

/s/ Marjorie M. Yang	Director	December 23, 2010
Marjorie M. Yang

/s/ Dr. Rolf M. Zinkernagel	Director	December 23, 2010
Dr. Rolf M. Zinkernagel

/s/ Barry Rosenfeld	Authorized US Representative	December 23, 2010
Barry Rosenfeld